UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2018

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2018, the Board of Directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”) elected Elisa A. Steele and Richard Haddrill to serve as members of the Board, effective as of and contingent upon their receiving a plurality of votes for their election at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). If elected, Ms. Steele will serve as a Class II director to serve until the Company’s 2019 annual meeting of stockholders, and Mr. Haddrill will serve as a Class III director to serve until the Company’s 2020 annual meeting of stockholders. The Board appointed Ms. Steele as Chairperson of the Board, effective upon her election to the Board. The Board has not yet determined on which committees of the Board Ms. Steele and Mr. Haddrill will serve, if any.

Elisa A. Steele, age 51, has served as a board member or advisor to various technology companies since July 2017. From January 2014 to July 2017, Ms. Steele served in various positions at Jive Software, Inc., a communication and collaboration software company, including as Chief Executive Officer and President from February 2015 to July 2017. From August 2013 to December 2013, Ms. Steele served as Corporate Vice President and Chief Marketing Officer of Consumer Applications and Services at Microsoft Corporation, a worldwide provider of software, services and solutions. Ms. Steele served as Chief Marketing Officer of the Skype business (owned by Microsoft) from July 2012 to August 2013. Prior to joining Microsoft’s Skype business, Ms. Steele served as Executive Vice President and Chief Marketing Officer at Yahoo! Inc., an internet services company. Ms. Steele has served on the board of directors of Splunk Inc., a provider of real-time operational intelligence software, since September 2017. Ms. Steele holds a B.S. in Business Administration from the University of New Hampshire and an M.B.A. from San Francisco State University.

Richard Haddrill, age 64, has served as Founder and Member of The Groop, LLC, a private investment management firm, since January 2018. Mr. Haddrill has served as Vice Chairman of Scientific Games Corporation, a provider of technology-based products and services for gaming and lottery organizations (“SGC”), since February 2018. Mr. Haddrill was employed as Executive Vice Chairman of SGC starting in December 2014, following SGC’s acquisition of Bally Technologies, Inc., a gaming company, in November 2014. Previously, Mr. Haddrill served as Chief Executive Officer of Bally from 2004 to 2012 and from May 2014 until SGC’s acquisition of Bally, and served on the board of directors of Bally from April 2003 until SGC’s acquisition of Bally. Previously Mr. Haddrill served as the Chief Executive Officer of two other public companies, Manhattan Associates, Inc. and Powerhouse Technologies, Inc. He is a business graduate of the University of Michigan.

Each of Ms. Steele and Mr. Haddrill will be granted, upon the effectiveness of their election to the Board, a restricted stock unit award with a target value of $400,000. Each of the restricted stock unit awards will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to their continued service on the Board on each applicable vesting date. The restricted stock unit awards are subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related agreements. Following their election to the Board, Ms. Steele and Mr. Haddrill will participate in the compensation program applicable to all non-employee directors.

The Company intends to enter into its standard form of indemnification agreement (“Indemnification Agreement”) with each of Ms. Steele and Mr. Haddrill upon their election to the Board. A copy of the Indemnification Agreement has been filed as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010.

Pursuant to the terms of an investment agreement among the Company and certain affiliates of Silver Lake Group, L.L.C. (“Silver Lake”), dated November 8, 2017, as amended (the “Investment Agreement”), Silver Lake nominated Ms. Steele as the second of its two representatives on the Board. Except for the Investment Agreement, there are no other arrangements or understandings between Ms. Steele and any other persons regarding her proposed election to the Board. There are no arrangements or understandings between Mr. Haddrill and any other persons regarding his proposed election to the Board.

There are no family relationships between either of Ms. Steele or Mr. Haddrill and any director, director nominee or executive officer of the Company, and neither of Ms. Steele and Mr. Haddrill has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 8, 2018, the Board nominated Marcus Ryu for election as a Class I director at the Annual Meeting.

Marcus Ryu, age 44, has served as a director of and in various other positions at Guidewire Software, Inc., a provider of software products for property and casualty insurers, since 2001, including as Chief Executive Officer and President. From 2000 to 2001, Mr. Ryu served as Vice President of Strategy at Ariba, Inc. From 1998 to 2000, Mr. Ryu served as a consultant at McKinsey & Company. Mr. Ryu served on the boards of directors of Opower, Inc., a software company in the utilities space, from August 2013 until its sale to Oracle Corporation in June 2016, and Mulesoft, Inc., a software company, from December 2017 until its sale to Salesforce.com in May 2018. Mr. Ryu holds an A.B. from Princeton University and a B.Phil. from New College, Oxford University.

If elected to the Board, Mr. Ryu will be granted a restricted stock unit award with a target value of $400,000. The restricted stock unit award will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to his continued service on the Board on each applicable vesting date. The restricted stock unit award is subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related agreements. Following his election to the Board, Mr. Ryu would participate in the compensation program applicable to all non-employee directors.

The Company intends to enter into an Indemnification Agreement with Mr. Ryu if he is elected to the Board. There are no arrangements or understandings between Mr. Ryu and any other persons regarding his nomination as a director. There are no family relationships between Mr. Ryu and any director, director nominee or executive officer of the Company, and Mr. Ryu does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 8, 2018, the Company issued a press release announcing the election of Ms. Steele and Mr. Haddrill as members of the Board, effective as of and contingent upon their receiving a plurality of votes for their election at the Annual Meeting, and the nomination of Mr. Ryu for election as a Class I director at the Annual Meeting. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel

Date: May 8, 2018